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                                                                    EXHIBIT 99.1

(EMERSON LOGO)
--------------------------------------------------------------------------------
NEWS & INFORMATION

FOR:      EMERSON RADIO CORP.
          9 Entin Road
          Parsippany, NJ 07054-0430

CONTACT:  EMERSON RADIO CORP.         OR:      INVESTOR RELATIONS:
          Kenneth A. Corby                     Laura Boorn
          Executive Vice President,            Investor Relations Manager
          Chief Financial Officer              (972) 884-2302
          (972) 884-2302

Friday, November 14, 2003

                              FOR IMMEDIATE RELEASE

      EMERSON RADIO ANNOUNCES FISCAL 2004 SECOND QUARTER FINANCIAL RESULTS

              ** SCHEDULED CONFERENCE CALL WILL NOT BE CONDUCTED **

PARSIPPANY, NJ, November 14, 2003 -- Emerson Radio Corp. (AMEX:MSN) today reported consolidated financial results for the second quarter of fiscal 2004.

SEGMENT HIGHLIGHTS:


In Thousands           Three Months Ended 9/30/03    Three Months Ended 9/30/02
                       --------------------------    --------------------------
                        Consumer        Sporting      Consumer        Sporting
                       Electronics       Goods       Electronics       Goods
                       -----------     ----------    -----------     ----------
Net revenues            $   56,428     $   25,897     $   89,541     $   25,544
Operating income        $    2,196     $       98     $    8,870     $      154




                        Six Months Ended 9/30/03      Six Months Ended 9/30/02
                       --------------------------    --------------------------
                        Consumer        Sporting      Consumer        Sporting
                       Electronics       Goods       Electronics        Goods
                       -----------     ----------    -----------     ----------
Net revenues            $   88,065     $   51,688     $  146,349     $   51,951
Operating income        $    1,832     $      471     $   13,924     $      675

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Emerson Radio News Release                                               Page 2
November 14, 2003

CONSUMER ELECTRONICS SEGMENT
For the quarter ended September 30, 2003, net revenues decreased 37.0% to $56.4 million from $89.5 million primarily associated with declines in sale of Emerson branded and themed products as license revenues remained relatively unchanged compared to the same period last year. Gross margins were 13.1% in the current quarter as compared to 17.3% in the same year over year period. Current quarter gross margins were affected by competitive pressures and reduced sales of higher margin themed products and higher freight costs. Selling General and Administrative (SG&A) expenses were reduced to $3.9 million from $5.8 million primarily associated with reduced wages and bad debt provisions.

For the first six months of fiscal 2003, consumer electronics revenues were $88.1 million compared to $146.3 million for the same period last year primarily as a result of decreases in the sale of both Emerson branded and themed products.

Geoffrey P. Jurick, Chairman & Chief Executive Officer of Emerson Radio, stated, "Our consumer electronics business during the first six months of the fiscal year continued to be impacted by lower sales partially due to various adverse circumstances referred to earlier this year. At the same time, sales of themed products continue to be at levels less than last year due to the discontinuation of certain license agreements before the addition of the new themed characters made available through our agreement with Nickelodeon. We are encouraged by initial order volume of SpongeBob SquarePantsTM products which began shipping to retailers during the last two months of the quarter."

Mr. Jurick continued, "Year to date licensing revenues, while slightly less than last year, will continue to be a major focus for Emerson since these revenues contribute directly to the bottom line with minimal associated costs or required capital. Technological change related to various video products and continued expected growth from our foreign licensing activity in which licensees realized sales increases of 80% in the current quarter from the same year ago period provide strong indicators of continued growth."

SPORTING GOODS SEGMENT
Sport Supply Group's ("SSG") revenues increased 1.4% to $25.9 million from $25.5 million for the three month comparative period. Gross margins were 28.2% compared to last year's 30.7% as a result of more aggressive sales pricing and increased shipping and importing costs. At the same time, second quarter SG&A decreased by $480,000 from the same period last year stemming from the impact of previously implemented cost reduction measures. The decision to close a retail location resulted in an after tax charge to earnings for discontinued operations of $256,000 and $289,000 for the three and six month periods ended September 30, 2003.

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Emerson Radio News Release                                                Page 3
November 14, 2003

Through the first half of fiscal 2003, SSG net revenues remained relatively unchanged at $51.7 million as compared to $52.0 million for the same year ago period while significantly reducing SG&A expenses to $14.2 million from $15.2 million respectively. These factors resulted in operating income of $471,000 as compared to $675,000 for the same year ago six month period.

Discussing SSG's performance, Mr. Jurick commented, "SSG continues to improve on several fronts. During this period we recognized a slight revenue increase and continue to be encouraged by the reduction in SG&A expenses. We believe the closure of our team dealer stores will improve SSG's operating results allowing us to focus further on our core institutional customers as well as additional import programs. While these programs had certain associated start-up costs we expect substantial benefits as we achieve the improved margin structure anticipated by more efficient sourcing of an increasing number of our products."

CONSOLIDATED RESULTS
Kenneth A. Corby, Executive Vice President & Chief Financial Officer stated, "On a year over year basis our working capital needs remained relatively unchanged at approximately $50 million. We continued to deleverage our balance sheet as reflected in the reduction of structured debt to $20.2 million from $29.5 million. At the same time, we renewed and extended SSG's senior secured lending facility obtaining more favorable terms and conditions that will provide additional liquidity and reduced borrowing costs. Furthermore, we recently expanded our consumer electronic segment banking facilities for the purpose of providing additional flexibility in our ongoing efforts to further develop international markets. Consolidated liquidity continues to be strong and is in-line with seasonal requirements."

Mr. Corby continued, "As previously announced, Emerson's stock repurchase program authorizes Emerson to repurchase up to 2 million shares of its common stock. Through the end of the September quarter, we have repurchased approximately 189,000 shares. We will continue to make such repurchases to the extent we believe capital markets undervalue Emerson's shares balanced with our working capital needs and revenue growth efforts."

"From an income statement perspective, consolidated gross margins were negatively impacted due to competitive pricing pressures, lower volume revenues of traditionally higher margin themed products combined with higher shipping costs. Continued reductions in SG&A expenses are the result of previously implemented programs that were partially offset by one-time charges in the current period associated with certain severance expenses related to the sporting goods segment", commented Mr. Corby.


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Emerson Radio News Release                                                Page 4
November 14, 2003


Mr. Corby concluded, "Based on indicators available at this time, we expect third quarter consolidated revenues will be approximately 16% lower than last year's strong levels. From a long-term perspective, it remains a challenging environment to forecast revenues due to various conflicting economic and other factors. Strategically, we believe our established fundamental business initiatives that focus on a multiple brand strategy supported by branded product sales, various themed products, continued expansion into international markets and licensing agreements will provide Emerson the means to improved financial performance."

CONFERENCE CALL
The Company has elected not to conduct the conference call scheduled for today and is reevaluating its prior policy regarding such calls.

THIS PRESS RELEASE OTHER THAN THE HISTORICAL INFORMATION, CONSISTS OF "FORWARD-LOOKING STATEMENTS" (AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995) WHICH ARE IDENTIFIED BY THE USE OF WORDS SUCH AS "BELIEVES", "EXPECTS", "PROJECTS", AND SIMILAR EXPRESSIONS. WHILE THESE STATEMENTS REFLECT THE COMPANY'S CURRENT BELIEFS AND ARE BASED ON ASSUMPTIONS THAT THE COMPANY BELIEVES ARE REASONABLE, THEY ARE SUBJECT TO UNCERTAINTIES AND RISKS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS WHICH SPEAK ONLY AS OF THE DATE HEREOF. WE UNDERTAKE NO OBLIGATION TO PUBLICLY RELEASE THE RESULTS OF ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THESE RISKS AND UNCERTAINTIES ARE DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S REPORTS ON FORM 10-K, 10-Q AND 8-K.

EMERSON RADIO CORP., FOUNDED IN 1948, IS HEADQUARTERED IN PARSIPPANY, N.J. THE COMPANY DESIGNS, MARKETS AND LICENSES, THROUGHOUT THE WORLD, FULL LINES OF TELEVISIONS, AND OTHER VIDEO PRODUCTS, MICROWAVE OVENS, CLOCKS, RADIOS, AUDIO AND HOME THEATER PRODUCTS. ITS 53.2% OWNED SUBSIDIARY, SPORT SUPPLY GROUP, INC. (OTC:SSPY) IS A DIRECT MARKETER OF SPORTS-RELATED EQUIPMENT AND LEISURE PRODUCTS TO THE INSTITUTIONAL MARKET, INCLUDING SCHOOLS, COLLEGES, UNIVERSITIES, GOVERNMENT AGENCIES, MILITARY FACILITIES, ATHLETIC CLUBS, ATHLETIC TEAMS AND DEALERS, YOUTH SPORTS LEAGUES AND RECREATIONAL ORGANIZATIONS. EMERSON'S WEB SITE IS WWW.EMERSONRADIO.COM.





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        EMERSON RADIO CORP. NINE ENTIN ROAD, PARSIPPANY, NEW JERSEY 07054
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                      EMERSON RADIO CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (UNAUDITED)
                 (IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)


                                             Three Months Ended                       Six Months Ended
                                       --------------------------------        --------------------------------
                                        September           September           September         September 30,
                                         30, 2003            30, 2002            30, 2003              2002
                                       ------------        ------------        ------------       -------------
NET REVENUES                           $     82,325        $    115,085        $    139,753        $    198,300
COSTS AND EXPENSES:
Cost of sales                                67,627              91,702             112,689             156,640
Other operating costs and
  Expenses                                    1,293                 896               2,549               2,193
Selling, general &
  administrative expenses                    11,111              13,463              22,212              24,868
                                       ------------        ------------        ------------        ------------
                                             80,031             106,061             137,450             183,701
                                       ------------        ------------        ------------        ------------
OPERATING INCOME                              2,294               9,024               2,303              14,599
Interest expense, net                          (402)               (788)               (816)             (1,575)
Minority interest in net
  income (loss) of
  consolidated subsidiary                      (136)                 10                 (82)                108
                                       ------------        ------------        ------------        ------------
INCOME BEFORE INCOME TAXES,
  DISCONTINUED OPERATIONS AND
  CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING PRINCIPLE                     2,028               8,226               1,569              12,916
Provision for income taxes                    1,091               2,289               1,044               4,314
                                       ------------        ------------        ------------        ------------
INCOME FROM CONTINUING
  OPERATIONS                                    937               5,937                 525               8,602
Income (loss) from
  discontinued operations, net
  of tax                                       (256)                 15                (289)                 10
Cumulative effect of change
   in accounting principle                       --                  --                  --              (5,546)
                                       ------------        ------------        ------------        ------------
NET INCOME                             $        681        $      5,952        $        236        $      3,066
                                       ============        ============        ============        ============

BASIC NET INCOME PER SHARE:
  Income from continuing
    Operations                         $       0.03        $       0.22        $       0.02        $       0.31
  Discontinued operations                     (0.01)                 --               (0.01)                 --
  Cumulative effect of change
    in accounting principle                      --                  --                  --               (0.20)
                                       ------------        ------------        ------------        ------------
                                       $       0.02        $       0.22        $       0.01        $       0.11
                                       ============        ============        ============        ============
DILUTED NET INCOME PER SHARE:

  Income from continuing
    Operations                         $       0.03        $       0.21        $       0.02        $       0.30
  Discontinued operations                     (0.01)                 --               (0.01)                 --
  Cumulative effect of change
    in accounting principle                      --                  --                  --               (0.19)
                                       ------------        ------------        ------------        ------------
                                       $       0.02        $       0.21        $       0.01        $       0.11
                                       ============        ============        ============        ============
WEIGHTED AVERAGE SHARES
   OUTSTANDING:
    Basic                                    27,560              26,948              27,488              28,189
    Diluted                                  28,428              27,951              28,458              28,882

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                      EMERSON RADIO CORP. AND SUBSIDIARIES
                       CONSOLIDATED SUMMARY BALANCE SHEETS
                                 (IN THOUSANDS)

                                         September 30,        March 31,
                                             2003                2003
                                         ------------        ------------
Cash and cash equivalents                $      3,064        $     11,413
Accounts receivable                            35,821              24,593
Inventory                                      50,169              45,177
Other current assets                           11,083              16,586
                                         ------------        ------------
     TOTAL CURRENT ASSETS                     100,137              97,769
Property and equipment                          8,956               9,823
Other assets                                   25,373              26,970
                                         ------------        ------------
     TOTAL ASSETS                        $    134,466        $    134,562
                                         ------------        ------------

Current liabilities                      $     49,381        $     48,668
Long-term borrowings                           17,529              18,079
Minority interest                              16,501              16,578
Stockholders' equity                           51,055              51,237
                                         ------------        ------------
     TOTAL LIABILITIES AND EQUITY        $    134,466        $    134,562
                                         ------------        ------------